UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2005

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2005, the Board amended the 1998 Director Option Plan (the “Plan”), clarifying the status of outstanding options in the event of a merger or change of control of the Company. The Plan, as amended, provides that all options held by a Board member shall become fully exercisable if such Board member’s status as a director of the Company or of any successor corporation is terminated, other than upon a voluntary resignation, by such Board member in connection with a “Change of Control.”

“Change of Control” is defined in the plan as any of the following events: (i) a person directly or indirectly acquires beneficial ownership of the company representing fifty (50%) percent or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially of its assets; (iii) a change in the composition of the Board within a two-year period such that fewer than a majority of the Board members as of January 27, 2005 or who were elected by at least a majority of the Board members, are still members of the Board; or (iv) the consummation of a merger or consolidation of the Company with any other corporation where less than fifty (50%) percent of the total voting power is held by the voting securities of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: February 2, 2005

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